UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023 (November 22, 2023)

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2023, Catalent Pharma Solutions, Inc. (“Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), entered into Amendment No. 10 to Amended and Restated Credit Agreement (“Amendment No. 10”) by and among Operating Company, PTS Intermediate Holdings LLC (“Holdings”), the subsidiaries of Operating Company party thereto (together with Holdings, the “Guarantors”), JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Amendment No. 10 amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, among Operating Company, the Guarantors and other guarantors party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, and swing line lender, and the lenders and other parties thereto (as amended, the “Credit Agreement”). Amendment No. 10 further extends the deadlines by which the Operating Company is required to deliver to the Administrative Agent (i) its audited financial statements as at the end of and for the fiscal year ended June 30, 2023, together with the auditor’s report and opinion on such audited financial statements, to January 26, 2024, and (ii) its unaudited financial statements as at the end of and for the fiscal quarter ending September 30, 2023 to March 13, 2024. As previously disclosed in the Company’s Current Report on Form 8-K, filed on September 28, 2023 with the Securities and Exchange Commission (the “SEC”), the Company amended its credit agreement on September 27, 2023 to initially extend these deadlines to November 27, 2023, in the case of such audited financial statements, and to January 13, 2024, in the case of such unaudited financial statements.

The foregoing description of Amendment No. 10 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 10, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25, filed on August 30, 2023 with the SEC, the Company’s Current Report on Form 8-K, filed on September 15, 2023 with the SEC, and the Company’s Notification of Late Filing on Form 12b-25, filed on November 13, 2023 with the SEC, the Company was unable to file its Annual Report on Form 10-K for the year ended June 30, 2023 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”) within the prescribed periods because the Company required additional time to complete its procedures related to management’s assessment of the effectiveness of its internal controls over financial reporting as of June 30, 2023 and other closing procedures. Subsequent to filing these Form 12b-25s, the Company continued to dedicate significant resources to the completion of such procedures but was unable to file the Form 10-K by September 13, 2023 and the Form 10-Q by November 14, 2023, the end of the respective extension periods provided by each Form 12b-25. The Company continues to require additional time to complete such procedures for the fourth quarter of fiscal year 2023 and the first quarter of fiscal year 2024, including procedures related to management’s assessment of the measurement, timing and tax implications of a non-cash goodwill impairment of approximately $700 million which relates primarily to acquisitions in the Company’s Consumer Health and Biomodalities reporting units in its Pharma and Consumer Health and Biologics segments, respectively. The Company is working diligently to complete the necessary work to file the Form 10-K and continues to expect to file the Form 10-K within the six-month period granted by the NYSE to avoid delisting procedures, with the filing of the Form 10-Q promptly following the filing of the Form 10-K. However, given the additional time required to complete the procedures, including those related to the non-cash tax implications of the potential impairment charge, the Company will not be able to file the Form 10-K on or before November 27, 2023 as previously reported in its Notification of Late Filing on Form 12b-25, filed on November 13, 2023 with the SEC. Accordingly, the Company entered into Amendment No. 10 to provide the Company with additional flexibility under the Credit Agreement to deliver the aforementioned financial statements. The Company currently expects to complete the necessary work to file the 2023 Form 10-K in the near term, and continues to expect to file the Form 10-Q promptly following the filing of the 2023 Form 10-K.

Finally, based on currently available information and subject to the completion of the Company’s evaluation of the measurement, timing and tax implications of the potential impairment charge, as well as the preparation of the financial statements and assessment of the Company’s internal controls over financial reporting and completion of the audits thereof, the Company does not expect any material change to the financial results to be included in the Form 10-K compared to the financial information reported in the earnings release the Company furnished to the SEC on the Form 8-K filed with the SEC on August 29, 2023 or the financial results to be included in the Form 10-Q compared to the financial information reported in the earnings release the Company furnished to the SEC on the Form 8-K filed with the SEC on November 15, 2023, other than a non-cash tax charge related to the recognition of a partial valuation allowance on certain deferred tax assets during the three months ended September 30, 2023.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding management’s ongoing review of its fourth fiscal quarter and fiscal year 2023 financial statements and its first fiscal quarter 2024 financial statements, the expected filing dates if its Form 10-K and Form 10-Q, and the Company’s ability to regain compliance with the NYSE’s listing standards. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 (as amended), the Company’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2023, and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 10 to Amended and Restated Credit Agreement, dated as of November 22, 2023, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JPMorgan Chase Bank, N.A., as the successor administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ JOSEPH FERRARO
Joseph A. Ferraro
Senior Vice President, General Counsel, Chief Compliance Officer & Secretary

Date: November 27, 2023